                                                                   EXHIBIT 10.15


                                   AGREEMENT

     Agreement, dated as of December 6, 1999, by and between Verdant Brands, Inc., a Minnesota corporation (the "Company"), and Stanley Goldberg, an individual resident of Eden Prairie, Minnesota ("Goldberg").

     WHEREAS, Goldberg has heretofore rendered executive employment services for the Company as its President and CEO and, more recently as Chairman of its Board of Directors; and

     WHEREAS, Goldberg and the Company are parties to an Employment Agreement dated September 23, 1992 and amended December 5, 1997 (the "Employment Agreement"), which sets forth the terms and conditions of Goldberg's employment by the Company; and

     WHEREAS, pursuant to an Agreement, dated April 29, 1997 (the "Stock Purchase Agreement"), the Company sold 30,000 (on a post reverse stock split basis) shares of its common stock to Goldberg, and Goldberg made payment of the purchase price of such shares by delivering to the Company his installment promissory note which currently has an outstanding principal balance of $65,625 (the "Note"); and

     WHEREAS, the Company and Goldberg have mutually agreed to terminate the employment relationship between Goldberg and the Company, to enter into a consulting agreement, pursuant to which Executive will render ongoing personal services for the Company as its Chairman, and to modify Goldberg's equity and other interests in the Company, on the terms and subject to the conditions set forth in this agreement.

     NOW THEREFORE, in consideration of the premises, the respective undertakings of the Company and Goldberg set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Goldberg and the Company agree as follows:

     1.   Termination of Employment.
          -------------------------

          1.01.  Resignation.  Effective as of December 1, 1999 (the "Effective
                 -----------
Date"), Goldberg shall resign as the Chairman, Chief Executive Officer and an employee of the Company.

          1.02   Termination of Employment Agreement.  Effective as of the
                 -----------------------------------
Effective Date, the Employment Agreement shall be terminated, shall be null and void and shall have no continuing legal force or effect on either Goldberg or the Company, except that the Company shall be obligated to make payment to Goldberg of any salary, automobile allowance or expense reimbursement owing to Goldberg for periods prior to the Effective Date.

          1.03   Severance Payment.  On the Effective Date, the Company shall
                 -----------------
make a cash severance payment to Goldberg in the amount of $235,000. Such payment shall be in lieu of, and in complete satisfaction of, any obligations to make severance or termination payments under the Employment Agreement or otherwise. Such amount shall be inclusive of all amounts owing to Goldberg for salary, accrued bonus, or vacation pay owing to Goldberg as of the Effective Date. In addition, through the first anniversary of the Effective Date, the Company shall, at its cost, provide medical, dental and disability income insurance for Goldberg and his dependents under the Company's employee insurance programs. After the first anniversary of the Effective Date and so long as Goldberg is continuing to render services to the Company under the Consulting Agreement described in section 3, the Company shall continue to provide such insurance coverage for Goldberg so long as he can be covered under the Company's insurance programs, but Goldberg shall reimburse the Company for the cost of such insurance coverage.

          1.04  Release.  As essential inducement to the Company to enter into
                -------
this agreement, and as consideration for the commitments of the Company set forth in this agreement, Goldberg agrees as follows:

          (a) By this agreement Goldberg and the Company intend to settle any and all claims Goldberg has or may have against the Company as a result of its hiring Goldberg, Goldberg's employment with the Company, and the cessation of Goldberg's employment with the Company, and Goldberg acknowledges and agrees that the severance payment described in section 1.03, the consulting arrangement contemplated by section 3 and the equity restructurings described in section 2 constitute adequate consideration for the release set forth in this section 1.04.

          (b) Goldberg, on behalf of himself and his heirs, personal representatives, successors and assigns, and each of them, hereby releases, acquits and forever discharges the Company and its officers, directors, insurers, agents and employees and each of them (the "Released Parties"), from any and all liabilities, claims, demands and causes of action, either in law or in equity, known or unknown, liquidated or unliquidated, which Goldberg ever had, has, or may claim to have, for, upon, or by reason of any matter, act or thing prior to the date of this agreement, including but not limited to, any cause of action Goldberg could have asserted in any litigation against any of the Released Parties, any cause of action or claim relating to Goldberg's association with or employment by the Company, and/or any cause of action or claim relating to the cessation of Goldberg's employment with the Company. This release specifically encompasses, but is not limited to, claims that could be brought under the Minnesota Human Rights Act, Minn. Stat section 363.01 et seq., Title VII, 42 U.D. C. section 2000(e) et seq., the Age Discrimination in Employment Act, 29 U.S.C. section 621 et seq., the Americans with Disabilities Act, 42 U.S.C. sections 12101-122213, and any other state or federal statute, including any attorneys' fees that could be awarded in connection with these or any other claims. This release also specifically encompasses any and all claims grounded in contract or tort theories, including, but not limited to breach of contract, interference with contractual relations, promissory estoppel, breach of the implied covenant of good faith and fair dealing, breach of employee handbooks, manuals or other policies, wrongful discharge, wrongful discharge in violation of public policy, defamation, intentional or negligent infliction of emotional distress, breach of fiduciary duty, negligent hiring, retention or supervision or any other tort theory based on intentional or negligent conduct; provided, however, that this release does not cover any claims arising from (i) the commitments of the Company described in this agreement or the exhibits to this agreement, or (ii) the officer and director indemnification provisions of the Company's bylaws.

          (c) Goldberg understands that he has twenty-one (21) days to consider whether he should execute this agreement. Goldberg further understands, however, that he is not required to take the entire twenty-one (21) day period to decide whether he wishes to execute this agreement and that he may do so on an accelerated basis without prejudice to his own or the Company's rights under this agreement.

          (d) Goldberg understands that he has the right to rescind or revoke this agreement for any reason within fifteen (15) days after he signs it. Goldberg understands that if he wishes to rescind, the rescission must be in writing an must be hand-delivered or mailed to John Hetterick, the Company's President at the Company's offices at 9555 James Avenue South, Suite 200, Bloomington, Minnesota. Goldberg also understands that if he elects to rescind this agreement, all payments made to him concurrently with the execution of this agreement or prior to such rescission will be immediately returned to the Company.

          (e) Goldberg acknowledges that the benefits contained in this agreement which flow to Goldberg from the Company are subject to termination, reduction, or cancellation in the event that Goldberg takes any action or engages in any conduct deemed by the Company to be in violation of this agreement.

          (f) The parties agree that the terms and conditions of this agreement are to be held in strict confidence. Goldberg agrees not to disclose the terms and conditions of this agreement to any past, present, or future employee of the Company, or any other individual or entity, except his attorney, accountant, tax consultant, state and federal tax authorities, or as may be required by law; and the Company also agrees not to disclose the terms and conditions of this agreement, except as it deems necessary to its managers, officers, directors, shareholders, insurers, attorneys, accountants, auditors, state and federal tax authorities, as may be required by disclosure requirements of applicable securities laws or as may otherwise be required by law.

          (g) This agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Goldberg or any other person, or that Goldberg has any rights whatsoever against the Company, and the Company specifically disclaims any liability to, or wrongful acts against, Goldberg or any other person, on the part of itself, its employees or its agents.

     2.   Restructuring of Goldberg's Equity Interests.
          --------------------------------------------

          2.01  Cancellation of Stock Purchase Indebtedness. Effective as of the
                -------------------------------------------
Effective Date, the Company shall cancel the Note and Goldberg shall thereafter be released from any continuing obligation to make payment to the Company of his obligations under the Note. As soon as practicable after the Effective Date, the Company shall deliver to Goldberg (a) the original copy of the Note marked "PAID IN FULL", and (b) the certificates evidencing the shares of the Company's common stock which have been pledged to the Company to secure the payment of the Note. As of the Effective Date, the Stock Purchase Agreement, the Note and the stock pledge agreement entered into by Goldberg pursuant to the Stock Purchase Agreement shall terminate, shall be null and void and shall be of no continuing legal force or effect, except that the Company shall continue to be obligated to make the cash bonus payment specified in section 6(a)(ii) of the Stock Purchase Agreement to Goldberg on or before December 31, 1999.

          2.02  Issuance of Stock Options.  Concurrently with the execution of
                -------------------------
this agreement, Company shall issue to Goldberg nonqualified stock options for the purchase of 52,000 shares of the Company's common stock at an exercise price equal to the fair market value of such shares on the Effective Date. Such stock options shall be fully vested, shall have a term of five (5) years from the Effective Date and shall be evidenced by a stock option agreement in the form attached to this agreement as exhibit A.

     3.   Future Services by Goldberg/Consulting Agreement.
          ------------------------------------------------

          3.01  Chairman of the Board.  Commencing as of the Effective Date,
                ---------------------
Goldberg shall be retained by the Company to render consulting and advisory services to the Company, on the terms and conditions set forth in this section 3, as Chairman of the Company's Board of Directors. In such capacity, Goldberg shall provide the Company and its senior executives with consultation and advice on such strategic undertakings as shall be approved by the Company's Board of Directors and, at the request of the Board or the Company's Chief Executive Officer, shall provide oversight and/or become involved in operational matters or business development initiatives that the Company undertakes. Goldberg shall render such services for up to one-third of his business time and during the balance of his business time shall be entitled to render such other services to other entities as are not inconsistent with his responsibilities under this section 3, his fiduciary responsibilities to the Company or his ongoing noncompetition or nondisclosure commitments to the Company under sections 4 and 5 of this agreement, although the rendering of services by Goldberg pursuant to this section 3 shall constitute one of Goldberg's primary business activities during the Term (as defined in section 3.02). The consulting arrangement contemplated by this section 3 shall be referred to as the "Consulting Agreement".

          3.02  Term.  Unless terminated at an earlier date pursuant to section
                ----
3.07, the term of the Consulting Agreement shall extend for a period of three
(3) years after the Effective Date (the "Term").

          3.03  Compensation.  For services rendered by Goldberg pursuant to the
                ------------
Consulting Agreement, the Company shall pay Goldberg an annual fee of $125,000, which amount shall be paid to him on a semi-monthly basis.

          3.04  Status.  In rendering services for the Company pursuant to the
                ------
Consulting Agreement, Goldberg shall be acting as an independent contractor and not as an employee, partner or agent of the Company. As an independent contractor, Goldberg shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by the Company's Board of Directors or its Chief Executive Officer, which authorization may be general or specific. Goldberg shall be responsible for the payment to applicable tax authorities of all federal, state or local income and FICA taxes payable with respect to compensation payable to Goldberg for services rendered pursuant to the Consulting Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Goldberg shall immediately reimburse the Company for all such payment made by the Company.

          3.05  Expense Reimbursement.  Goldberg shall be reimbursed by the
                ---------------------
Company in accordance with the policies and procedures that are established from time to time by the Company for all reasonable and necessary out-of-pocket expenses that are incurred by Goldberg in performing his duties under the Consulting Agreement; provided, that (a) reimbursement for travel expenses incurred by Goldberg shall be prorated if Goldberg also renders services for any other entity during any trip on which he renders services for the Company, and
(b) Goldberg shall not be entitled to any reimbursement by the Company for commuting between his personal residence and the Company's principal place of business.

          3.06  Grant of Options.  As an incentive to Goldberg to render
                ----------------
consulting services pursuant to the Consulting Agreement which will increase the value of the Company's stock, the Company shall grant to Goldberg an option for the purchase of up to 50,000 shares of the Company's common stock at a purchase price equal to the fair market value of the Company's stock on the Effective Date. Such option shall have a term of five (5) years and shall vest and be exercisable on a monthly basis in equal installments over the Term, with acceleration of vesting on a sale or "change of control" of the Company and, subject to section 3.07(c), termination of all unvested options at such time as Goldberg ceases rendering consulting services for the Company pursuant to the Consulting Agreement. Such option shall be evidenced by a nonqualified stock option agreement in the form attached to this agreement as exhibit B which shall be executed by Goldberg and the Company concurrently with the execution of this agreement. During the Term, Goldberg shall not be entitled to participate in the Company's Non-employee Director Stock Option Plan.

          3.07  Termination.
                -----------

          (a) The provisions of the Consulting Agreement shall be terminated prior to the expiration of the Term upon any of the following events:

                (i)   Goldberg's death, or

                (ii) The Board of Directors of the Company determines (with Goldberg abstaining from such determination if he is then a member of the Board of Directors) that Goldberg has become disabled, or

                (iii) The Board of Directors notifies Goldberg that the
                      Consulting Agreement is being terminated for "cause", or

                (iv) Either the Company or Goldberg elects to terminate the Consulting Agreement (which election may be made with or without cause) and gives the other party at least sixty
                      (60) days prior written notice of such election,

                (v) Goldberg is not reelected to the Company's Board of Directors by the shareholders of the Company.

          (b)   For purposes of this section 3.07, the term "cause" shall mean:

                (i) Goldberg has breached the provisions of section 4 or 5 of the Consulting Agreement in any material respect, or

                (ii) Goldberg has engaged in willful and material misconduct, including willful and material failure to perform his duties under the Consulting Agreement, or

                (iii) Goldberg has committed fraud, misappropriation or
                      embezzlement in connection with the Company's or its affiliates' business, or

                (iv) Goldberg has been convicted or has pleaded guilty or nolo contendere to criminal misconduct constituting a gross misdemeanor or a felony, or

                (v) Goldberg's use of narcotics, liquor or illicit drug has had a detrimental effect on the performance of his responsibilities under the Consulting Agreement.

          (c) In the event that (i) the Consulting Agreement is terminated pursuant to section 3.07(a)(v), or (ii) the Company (through a vote of a majority of the Company's Board of Directors) elects to terminate Goldberg's engagement pursuant to section 3.07(a)(iv) without "cause", then (x) the Company shall pay to Goldberg, as severance pay, his monthly fee for the balance of the Term, and (y) all options which would otherwise have vested under section 3.06 during the contract year of termination (i.e. the fiscal period ending on the next November 30th) shall be accelerated and shall become fully vested as of the date of termination; provided, however that the Company's obligation to make such severance payments pursuant to this section 3.07(c)(i) subsequent to the second anniversary of the Effective Date shall be offset by any consideration in excess of $200,000, which Goldberg receives from the rendering of personal services for any other entity.

          3.08  Office Space.  For a period of twelve (12) consecutive months,
                ------------
commencing at the election of Goldberg (but no later than April 1, 2000), the Company shall reimburse Goldberg up to $1,000 per month for the costs of maintaining off-site office space and support services, although the Company shall have no obligation to make such expense reimbursement to Goldberg after March 31, 2001. To the extent that office space is available (on a workable basis) at the Company's principal offices in Bloomington, Minnesota, the Company will also make an office space and support services available to Goldberg at that site for use by Goldberg in rendering services under the Consulting Agreement.

          3.09  Business Development Incentive Bonus.  If during the Term, (a)
                ------------------------------------
(i) the Board of Directors of the Company requests Goldberg's assistance in completing a sale of the Company, or (ii) the Board of Directors or the Chief Executive Officer of the Company requests Goldberg's assistance in completing a sale of any business unit of the Company or the acquisition of any other business, and (b) Goldberg actively participates in the negotiations leading to the completion of such sale or acquisition as one of the Company's principal representatives, the Company shall pay to Executive, concurrently with the closing of any such sale or acquisition, a fee equal to the lesser of (aa) $250,000, or (bb) 1% of the consideration paid or received by the Company or its shareholders in such sale or acquisition transaction; provided, however, that the fee shall be reduced to .5% of the sale or acquisition consideration if the Company is obligated to pay a success fee to any investment banker or business broker in connection with such transaction.

     4.   Confidentiality Agreement.  Except as permitted or directed by the
          -------------------------
Company's Board of Directors, during the term of the Consulting Agreement or at any time thereafter, Goldberg shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that Goldberg has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of (a) his employment by the Company or
(b) the Consulting Agreement, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Goldberg acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of the Consulting Agreement, Goldberg will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this agreement by Goldberg.

     5.   Noncompetition Covenant.
          -----------------------

          5.01  Agreement Not to Compete.   During the Term, Goldberg shall not,
                ------------------------
directly or indirectly, engage in any activities (e.g., as an advisor, consultant, principal, agent, partner, officer, director, employee or otherwise) on behalf of any entity which involves (a) the rendering of services or the providing of counsel or advice on matters in which such entity is in competition with any business then being conducted by the Company or with respect to which the Company is actively seeking to becoming engaged, or (b) rendering counsel, advice or assistance to any entity in connection with the acquisition of any business which is competition with any business then being conducted by the Company or respect to which the Company is actively seeking to become engaged. During the Term and for a period of one (1) year after the termination of the Consulting Agreement, Goldberg shall not hire any person who was an employee of the Company at any time during the Term, or induce or cause any such employee to leave the employment of the Company.

          5.02  Geographic Extent of Covenant. The obligations of Goldberg under
                -----------------------------
this section 5 shall apply to any geographic area in which the Company (a) has engaged in business during the Term through production, promotional, sales or marketing activity, or otherwise, or (b) has otherwise established its goodwill, business reputation or any customer or supplier relations.

          5.03  Limitation of Covenant.  This covenant shall not preclude
                ----------------------
Goldberg from rendering services for any entity (the "Other Entity") that is engaged in a business that is competitive with any business that is being conducted by the Company so long as (a) the services rendered by Goldberg only relate to a non-competitive component of the Other Entity's business operations,
(b) Goldberg notifies the Company's Board of Directors and Chief Executive Officer in writing of the identity of the Other Entity and the nature of the services to be provided for the Other Entity prior to commencement of services for the Other Entity, and (c) Goldberg does not otherwise violate the provisions of section 4 of this agreement or any fiduciary responsibilities to the Company that arise from his membership on the Company's Board of Directors.

     6.   Miscellaneous.
          -------------

          6.01  Governing Law.  This agreement is made under and shall be
                -------------
governed by and construed in accordance with the laws of the state of Minnesota.

          6.02  Entire Agreement.  This agreement evidences the entire agreement
                ----------------
of Goldberg and the Company relating to the Consulting Agreement and the other matters discussed herein and supersedes all prior agreements and understandings, whether written or oral, relative to such matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this agreement which are not set forth herein. No amendment or modification of this agreement shall be deemed effective unless made in writing and signed by both the Company and Goldberg.

          6.03  Assignment. This agreement and the rights and obligations of the
                ----------
Company and Goldberg hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

          6.04  No Waiver.  No term or condition of this agreement shall be
                ---------
deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          6.05  Severability.  To the extent any provision of this agreement
                ------------
shall be invalid or unenforceable, it shall be considered deleted from this agreement and the remainder of such provision and of this agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extend of, or business activities covered by, any provision of this agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Goldberg acknowledges the uncertainty of the law in this respect and expressly stipulates that this agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          6.06  Injunctive Relief. Goldberg agrees that it would be difficult to
                -----------------
compensate the Company fully for damages for any violation of the provisions of this agreement, including without limitation the provisions of sections 4 and/or 5 of this agreement. Accordingly, Goldberg specifically agrees that the company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

          6.07  Legal Review.   Goldberg acknowledges that he has been advised
                ------------
by the Company to consult with legal counsel prior to executing this agreement and that he has entered into this agreement after securing such legal advice as he as determined to be necessary to understand the legal significance to him of the release set forth in section 1.04 and the other provisions of this agreement.

     IN WITNESS WHEREOF, Goldberg and the Company have executed this agreement as of the date set forth on the first paragraph.

                                    VERDANT BRANDS, INC.


                                    By   /s/ John Hetterick
                                      -------------------------------------
                                             John Hetterick, President

                                         /s/ Stanley Goldberg
                                    ---------------------------------------
                                             Stanley Goldberg

                                                                       Exhibit A

                             VERDANT BRANDS, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT
                                (FULLY-VESTED)

          Stock Option Agreement, made and entered into as of the 1/st/ day of December, 1999, between Verdant Brands, Inc., a Minnesota corporation (the "Company"), and Stanley Goldberg, an individual resident of the state of Minnesota ("Goldberg").

          WHEREAS, Goldberg and the Company have entered into a separate agreement, dated December 6, 1999, pursuant to which the Company has agreement to issue certain stock options to Goldberg in connection with the termination of his employment with the Company; and

          WHEREAS, the Company has adopted the Verdant Brands, Inc.1996 Incentive and Stock Option Plan (the "Plan") which permits issuance of stock options for the purchase of shares of common stock of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan.

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Goldberg hereby agree as follows:

          1.   Grant of Option.  The Company hereby grants Goldberg the right
               ---------------
and option (hereinafter called the "Option") to purchase all or any part of an aggregate of fifty-two thousand (52,000) shares of the Company's common stock (the "Shares") at the option price of $2.81 per share on the terms and conditions set forth in this agreement and in the Plan. The Option shall not be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. A copy of the Plan will be furnished upon request of Goldberg.

          2.   Exercise of Option Rights.  The Option may be exercised by
               -------------------------
Goldberg, in whole or in part, at any time prior to the close of business on December 1, 2004, but the Option shall expire and Goldberg shall have no rights under the Option or this agreement subsequent to such date. Goldberg shall not have any of the rights of a shareholder with respect to any of the Shares until such Shares shall be issued to Goldberg upon the proper exercise of the Option.

          3.   Method of Exercise of Option.  Subject to the foregoing, the
               ----------------------------
Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office in Bloomington, Minnesota. The notice shall set forth the number of Shares for which the Option is being exercised and shall be accompanied by payment of the purchase price of the Shares being purchased.

          4.   Miscellaneous.
               -------------

          (a) Neither Goldberg nor Goldberg's legal representative, legatees or distributees, as the case may be, will be or will be deemed to be the holder of any Shares subject to the Option unless and until the Option has been exercised and the purchase price of the Shares purchased has been paid.

          (b) The Option may not be transferred, except by will or the laws of descent and distribution or except to persons who are related to Goldberg by blood or marriage (or trusts for the benefit of Goldberg or any such persons).

          (c) If there shall be any change in the stock subject to the Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Company in the number of Shares and the purchase price of the Shares in order to prevent dilution or enlargement of the option rights granted hereunder.

          (d) The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company's common stock as will be sufficient to satisfy the requirements of this agreement.

          IN WITNESS WHEREOF, the Company and Goldberg have executed this agreement on the date set forth in the first paragraph.

                              VERDANT BRANDS, INC.

                              By    /s/ John Hetterick
                                 -----------------------------------
                                        John Hetterick, President
                                        [the "Company"]


                                    /s/ Stanley Goldberg
                              --------------------------------------
                                        Stanley Goldberg
                                        ["Goldberg"]

                                                                       Exhibit B


                             VERDANT BRANDS, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT
                                 (CONSULTANT)


               Stock Option Agreement, made and entered into as of the 1/st/ day of December, 1999 (the "Effective Date"), between Verdant Brands, Inc., a Minnesota corporation (the "Company"), and Stanley Goldberg, an individual resident of the state of Minnesota ("Goldberg").

               WHEREAS, Goldberg and the Company have entered into a separate agreement, dated December 6, 1999, pursuant to which the Company has agreed to issue certain stock options to Goldberg in connection with the performance by Goldberg of consulting services to the Company (the "Consulting Agreement"); and

               WHEREAS, the Company has adopted the Verdant Brands, Inc. 1996 Incentive and Stock Option Plan (the "Plan") which permits issuance of stock options for the purchase of shares of common stock of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan.

               NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Goldberg hereby agree as follows:

               1.   Grant of Option.  The Company hereby grants Goldberg the
                    ---------------
right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of fifty thousand (50,000) shares of the Company's common stock (the "Shares") at the option price of $2.81 per share on the terms and conditions set forth in this agreement and in the Plan. The Option shall not be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. A copy of the Plan will be furnished upon request of Goldberg.

               2.   Exercise of Option Rights.  (a) Subject to earlier
                    -------------------------
termination as set forth in section 2(c) of this Agreement, the Option shall in all events terminate five (5) years after the Effective Date and shall thereafter be null and void.

          (b) Except as otherwise provided in section 2(a) or section 2(c) of this Agreement, the Option shall vest and shall be exercisable with respect to 1388 Shares for each full calendar month between the Effective Date and the earlier of (i) the date of termination of the Consulting Agreement, or (ii) the date of exercise.

          (c) Notwithstanding the foregoing, (i) if (x) the Consulting Agreement is terminated by the Company without "cause" pursuant to section 3.07(a)(iv) of the Consulting Agreement, or (y) the Consulting Agreement is terminated pursuant to section 3.07(a)(v) thereof, the Option shall be deemed to vest with respect to the number of Shares that would have vested in the year of termination if the Consulting Agreement had not been terminated, and (ii) if, at a time when the Consulting Agreement is in effect, (x) the Company or substantially all of its assets are sold or otherwise acquired, by merger or otherwise, or (y) a "change of control", as defined in section 2(d) occurs with respect to the Company, the Option shall be immediately exercisable with respect to all of the Shares.

          (d) For purposes of section 2(c), the term "change of control" shall mean the occurrence of any of the following events: (i) a public announcement that any person has acquired or has the right to acquire

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

beneficial ownership of 51% or more of the then outstanding shares of common stock of the Company and, for this purpose, the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission; (ii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the common stock of the Company; or (iii) the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change in control of the Company.

          3.   Method of Exercise of Option.  Subject to the foregoing, the
               ----------------------------
Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office in Bloomington, Minnesota. The notice shall set forth the number of Shares for which the Option is being exercised and shall be accompanied by payment of the purchase price of the Shares being purchased.

          4.   Miscellaneous.
               -------------

          (a) Neither Goldberg nor Goldberg's legal representative, legatees or distributees, as the case may be, will be or will be deemed to be the holder of any Shares subject to the Option unless and until the Option has been exercised and the purchase price of the Shares purchased has been paid.

          (b) The Option may not be transferred, except by will or the laws of descent and distribution or except to persons who are related to Goldberg by blood or marriage (or trusts for the benefit of Goldberg or any such persons).

          (c) If there shall be any change in the stock subject to the Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Company in the number of Shares and the purchase price of the Shares subject to the Option in order to prevent dilution or enlargement of the option rights granted hereunder.

          (d) The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company's common stock as will be sufficient to satisfy the requirements of this agreement.

          IN WITNESS WHEREOF, the Company and Goldberg have executed this agreement on the date set forth in the first paragraph.

                              VERDANT BRANDS, INC.

                              By   /s/ John Hetterick
                                ---------------------------------------
                                       John Hetterick, President
                                       [the "Company"]

                                   /s/ Stanley Goldberg
                              -----------------------------------------
                                       Stanley Goldberg
                                       ["Goldberg"]

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